Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mid Penn Bancorp, Inc.

Millersburg, Pennsylvania

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated March 13, 2020, relating to the consolidated financial statements of Mid Penn Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
September 13, 2021